Exhibit 10.1

Guarantee

This Guarantee (the “Guarantee”), effective as of February 26, 2026 (the “Effective Date”), is by Applied Digital Corporation, a Nevada corporation (“Guarantor”) to and for the benefit of The Babcock & Wilcox Company (“Beneficiary”).

WHEREAS, Beneficiary and Base Electron, Inc., a corporation organized under the laws of Nevada (“Principal”) have entered into that certain Design-Build Agreement dated as of the Effective Date (“Agreement”); and

NOW, THEREFORE, for valuable consideration and as an inducement to Beneficiary to enter into the Agreement, Guarantor covenants with Beneficiary as follows:

1.	Guarantor hereby unconditionally guarantees to Beneficiary the full and timely performance when due and observance when due of all covenants, terms and agreements to be performed and observed by Principal under the Agreement (such obligations of Principal collectively, the “Obligations”). Notwithstanding any other provisions of this Guarantee to the contrary, this Guarantee shall not modify the Obligations under the Agreement or require Beneficiary, when performing or causing work to be performed on Principal’s behalf, to expand the Obligations from those set forth in the Agreement.

2.	Guarantor covenants to Beneficiary that if at any time Principal should default in the performance when due and observance when due of, or should commit a breach of, any Obligation, Guarantor shall, promptly upon written notice by Beneficiary, perform in Principal’s stead, or cause the performance of, such covenants, terms or agreement.

3.	It is expressly understood and agreed by Guarantor that to the extent Guarantor’s obligations hereunder relate to the Obligations which require performance other than the payment of money, Beneficiary may proceed against Guarantor to effect specific performance thereof (to the extent such relief is available). Guarantor hereby covenants to perform or cause to be performed all of the Obligations for the balance of the term thereof in the event of Principal’s bankruptcy, if either the Agreement is disaffirmed by the Trustee in bankruptcy or the Beneficiary so requests in writing.

4.	All payments by Guarantor to Beneficiary with respect to the Obligations shall be paid within thirty (30) days after receipt by Guarantor from Beneficiary of written demand for such payment and shall not be the subject of any offset against any amounts which may be owed by Beneficiary to Guarantor for any reason whatsoever. Each and every default or failure by Principal to perform an Obligation shall give rise to a separate liability of Principal to Beneficiary and a separate cause of action hereunder, and a separate suit may be brought hereunder as each liability or cause of action arises.

5.	Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys’ fees, which may be incurred by Beneficiary in any suit or action to enforce this Guarantee in which Guarantor is the prevailing party.

6.	The obligations of Guarantor under this Guarantee shall be irrevocable, absolute and unconditional and shall remain in full force and effect until such time as all the Obligations shall have been absolutely and completely discharged and performed. The obligations of Guarantor shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation, any one or more of the following (unless based upon performance by Principal), whether or not with notice to or consent of either the Guarantor or Principal:

6.1	the compromise, settlement, release, change, modification or termination of any of the Obligations;

6.2	the waiver by Beneficiary of any Obligation;

6.3	the extension of time for payment of any amounts due or of the time for performance of any Obligation;

6.4	the modification or amendment (whether material or otherwise) of any covenants, terms and agreements set forth in the Agreement;

6.5	the failure, omission, delay or lack on the part of Beneficiary to enforce, ascertain or exercise any right, power or remedy under or pursuant to the terms of the Agreement or this Guarantee;

6.6	the fact that Guarantor may at any time in the future dispose of all or any part of its interest in Principal, if any, or otherwise alter its investment in Principal, if any, in any manner;

6.7	the bankruptcy, insolvency or other similar or dissimilar failure or financial disability of either Principal or Beneficiary;

6.8	the addition, substitution or partial or entire release of any guarantor, maker or other party (including Principal) primarily or secondarily liable or responsible for any Obligation or by any extension, waiver, amendment or thing whatsoever which may release a guarantor (other than performance);

6.9	the invalidity, nonbinding effect or unenforceability of any covenant, term or agreement set forth herein (other than with respect solely to such Obligation or any covenant, term or agreement); or

6.10	the addition, substitution, subordination, or partial or entire release of any security for the performance of any Obligation.

7.	Notwithstanding anything to the contrary, Guarantor does not waive, and shall be entitled to assert, any defense to payment or performance that Principal could assert against Beneficiary with respect to the Obligations under the Agreement, other than defenses arising from the bankruptcy, insolvency, dissolution, or lack of legal capacity of Principal.

8.	Guarantor irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, reimbursement or similar rights against Principal with respect to this Guarantee, whether such rights arise under an express or implied Agreement or by operation of law, it being the intention of Guarantor and Beneficiary that Guarantor shall not be deemed to be a “creditor” (as defined in Section 101 of the U.S. Bankruptcy Code) of Principal by reason of the existence of this Guarantee in the event that Principal becomes a debtor in any proceeding under the U.S. Bankruptcy Code. In addition, Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guarantee by any payment made hereunder or otherwise, until all of the Obligations shall have been performed or indefeasibly paid in full. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all such Obligations shall not have been indefeasibly paid in full, such amount shall be held in trust for the benefit of the Beneficiary and shall forthwith be paid to Beneficiary and applied to the Obligations, whether matured or unmatured.

9.	Beneficiary shall have the right, in its sole judgment and discretion, from time to time, to make demand for payment or performance and to proceed against Guarantor for recovery of the total of any and all amounts due, or for the performance of any nonmonetary obligation owed, to Beneficiary pursuant to this Guarantee, or to proceed from time to time against Guarantor for such portion of any and all such amounts, or for the performance of any and all such non-monetary obligations, as Beneficiary may determine.

10.	So long as any Obligations are owed to Beneficiary, Guarantor shall not, without the prior written consent of Beneficiary, commence or join with any other Person in commencing, any bankruptcy, reorganization or insolvency proceeding against Principal. The obligations of Guarantor under this Guarantee shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of Principal or by any defense which Principal may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

11.	Guarantor hereby waives and relinquishes all rights and remedies accorded by Applicable Law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including without limitation:

11.1	any right to require Beneficiary to proceed against Principal or any other Person or to proceed against or exhaust any security held by Beneficiary at any time or to pursue any other remedy in Beneficiary’s power before proceeding against Guarantor;

11.2	the defense of the statute of limitations, waiver or estoppel in any action hereunder or in any action for the collection or performance of any Obligations;

11.3	any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or the failure of Beneficiary to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person;

11.4	demand, presentment, protest and notice of any kind, including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Principal, Beneficiary, any creditor of Principal or Guarantor or on the part of any other person under this or any other instrument in connection with any obligation or evidence of indebtedness held by Beneficiary as collateral or in connection with any Obligations;

11.5	any defense based upon an election of remedies by Beneficiary which destroys or otherwise impairs the subrogation rights of Guarantor, the right of Guarantor to proceed against Principal for reimbursement, or both;

11.6	any duty on the part of Beneficiary to disclose to Guarantor any facts the Beneficiary may now or hereafter know about Principal, regardless of whether Beneficiary has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, since Guarantor acknowledges that Guarantor is fully responsible for being and keeping informed of the financial condition of Principal and of all circumstances bearing on the risk of non-payment of any Obligations;

11.7	any defense arising because of Beneficiary’s election, in any proceeding instituted under the U.S. Bankruptcy Code, of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code; and

11.8	any defense based upon any borrowing or grant of a security interest under Section 364 of the U.S. Bankruptcy Code.

Without limiting the generality of the foregoing, Guarantor specifically acknowledges that if Principal is obligated to provide letters of credit to Beneficiary as security for the Obligations. Guarantor hereby agrees that Beneficiary shall be obligated to first proceed against the letters of credit before proceeding against Guarantor under this Guarantee.

12.	This Guarantee shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns, provided, however, that Guarantor may not make an assignment or other transfer of this Guarantee or any interest herein by operation of law or otherwise unless it has obtained the prior written consent of Beneficiary to such assignment or other transfer; provided, however, that no such consent shall be required with respect to any assignment or transfer to an acquirer of Guarantor or its business which has liquid assets at least equal to those of Guarantor as of the date of such assignment or transfer; provided, further, however, nothing in this Section 12shall prevent or adversely impact Guarantor’s exercise of its rights under Section 2. Any purported assignment contrary to this provision is void.

13.	All notices pertaining to the Guarantee shall be in the English language and signed by a duly authorized representative of the party giving such notice and shall reference this Guarantee and shall be sent as a signed attachment to an email, or if such email is undeliverable, then by registered or certified mail or recognized express courier to the other party at the address designated below and shall be effective upon delivery:

Notices to Guarantor:

Applied Digital Corporation

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

Attention: jason@applieddigital.com

With a copy to: machavez@applieddigital.com

Notices to Beneficiary:

The Babcock & Wilcox Company

1200 East Market Street, Suite 650

Akron, OH 44305

ATTN: Brandy Johnson

bljohnson@babcock.com

With copy to:

Gregory L. Golub, Assistant General Counsel

glgolub@babcock.com

14.	All matters arising out of or relating to this Guarantee are governed by and construed in accordance with the laws of Texas without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Guarantee. Guarantor hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to the Agreement or the performance thereof or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the State of Texas, and any state or federal court located in the State of Texas and consents and agrees to suit being brought in such courts. Guarantor hereby waives and agrees not to assert in any such action or proceeding, in each case, to the fullest extent permitted by applicable law (i) any claim of lack of personal jurisdiction; (ii) immunity from any legal process with respect to it or its property; (iii) that any such suit, action or proceeding is brought in an inconvenient forum; or (iv) that the venue of such suit is improper.

15.	Guarantor represents, covenants and agrees to and with Beneficiary that, as of the Effective Date:

15.1	the execution and delivery of this Guarantee and its performance have been duly authorized by all necessary corporate action on the part of Guarantor;

15.2	this Guarantee is the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, subject to the application of bankruptcy and similar laws and of general equitable principles;

15.3	the execution, delivery and performance of the Guarantee will not violate any law or any provision of any security issued by the Guarantor or of any agreement, instrument or undertaking to which the Guarantor is a party or by which it or any of its property is bound, and does not require any license, consent or approval of any governmental authority; and

15.4	except as may be disclosed in writing to Beneficiary, no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the Guarantor’s knowledge, threatened by or against the Guarantor or any of its subsidiaries or against any of such parties’ properties or revenues which, if adversely determined, would be reasonably likely to have a material adverse effect on the ability on the Guarantor to perform its obligations hereunder.

16.	Guarantor agrees that:

16.1	It will maintain in full force and effect all consents of any governmental or other similar authority that are required to be obtained by it with respect to this Guarantee and will obtain any that may become necessary in the future.

16.2	It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Guarantee.

17.	Any invalid or unenforceable provisions in this Guarantee shall be deemed severed herefrom, and such whole or partial invalidity shall not affect the enforceability or validity of the balance of this Guarantee.

18.	Any capitalized terms used herein and not herein defined shall have the meanings given to them in the Agreement, and the rules of interpretation as set forth in the Agreement shall also apply to this Guarantee.

19.	Guarantor shall have the unilateral right to terminate this Guarantee by delivering written notice to Beneficiary (a “Guarantee Termination Notice”) after any of the following:

19.1	the shares of common stock of Principal (or of any successor to or controlled affiliate of Principal) are approved for trading on a national securities exchange;

19.2	Principal (or any successor to or controlled affiliate of Principal) consummates an issuance of its equity or debt securities, or securities which are convertible, exchangeable or exercisable for its equity or debt securities, or any combination of the foregoing, in which it receives gross proceeds of no less than $50,000,000, and Principal has paid (subject only to good faith dispute) all invoices issued in accordance with the Agreement; or

19.3	the Guarantor has paid Beneficiary a cash payment as a termination payment in the amount of (x) $50,000,000, but only if (i) made after August 1, 2026, and (ii) Principal has paid (subject only to good faith dispute) all invoices issued in accordance with the Agreement, or (y) $100,000,000.

Notwithstanding anything to the contrary, from and after delivery of a Guarantee Termination Notice, this Guaranty shall terminate and Guarantor shall be fully released and discharged from any and all obligations, claims, liabilities and payments then due and owing, or that may have theretofore accrued, hereunder, and Guarantor shall have no further obligation or liability with respect to this Guaranty or the Obligations whatsoever.

20.	This Guarantee may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Guarantee, or the negotiation, execution or performance hereof may only be made against the entities that are expressly identified as parties hereto, and not against any other person or entity. Notwithstanding anything to the contrary in this Guarantee, no claim or cause of action (whether in tort, contract or otherwise) may be asserted against, and no recourse shall be had to, any subsidiary of Guarantor; provided however, that the foregoing does not limit the rights, remedies or recourse available to Beneficiary as against the Principal under the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed as of the date first above written.

APPLIED DIGITAL CORPORATION

By:	/s/ Saidal Mohmand

Name:	Saidal Mohmand

Title:	Chief Financial Officer

Agreed and Accepted:

The Babcock & Wilcox Company

By:	/s/ Brandy Johnson

Name:	Brandy Johnson

Title:	Chief Technology Officer

Signature page to Parent Guarantee